Exhibit 99.1

Marley Coffee Responds to SEC Complaint

DENVER, Colorado, November 18, 2015 -- Jammin Java Corp. (d/b/a Marley Coffee) (OTCQB:JAMN) (www.marleycoffee.com)(“Jammin Java” or the “Company”), the sustainably grown, ethically farmed and artisan-roasted gourmet coffee company  responds to recent complaint from Securities and Exchange Commission.

The Company learned yesterday via a press release that it has been named as a defendant in a civil complaint filed by the Securities and Exchange Commission (the "SEC").  The Complaint alleges that the Company’s former Chief Executive Officer and director, Shane Whittle, orchestrated a “pump and dump” scheme with certain other of the defendants named in the complaint (which the complaint alleges were in many cases serving under instructions from Mr. Whittle). The complaint also alleges that to boost the Company’s stock price and provide cash to the Company, Mr. Whittle and certain other of the defendants orchestrated a sham financing arrangement designed to create the false appearance of legitimate third-party interest and investment in the Company through a non-existent entity, Straight Path Capital, pursuant to which we raised approximately $2.5 million through the sale of 6.5 million shares of restricted common stock in 2011, among other allegations spelled out more completely in the complaint.

In response to the SEC’s complaint, our Chief Executive Officer, Brent Toevs, has the following responses:

“Since the beginning of my tenure with the Company, my objective has to been to win back the trust of our shareholders, gain the trust of the coffee community and build a company that everyone can be proud of. After working in compliance with the SEC for several years on this investigation, we’re glad to finally see that the SEC complaint is coming to light. Now there’s a chance shareholders can get some level of closure and hopefully recoup any of the losses they incurred from the alleged “pump and dump”. We strongly disagree that we had anything to do with the alleged misdeeds of Mr. Whittle. I am confident that between Rohan Marley, myself and our team, we’ve been able to win back the trust of community at large by building a meaningful company that has a huge future in front of it. With all of the recent success such as the company seeing 18 consecutive quarters of revenue growth, it is unfortunate that we seem to be caught up in events which occurred in the past.

When I joined the Company as Chief Executive Officer, it was clear that many changes were needed in order to make this a successful company. As an organization we implemented a plan to successfully move forward and have worked hard to build the Company into what it has become. We look back with great pride at what has been built and will continue to work hard for long-term success.

It also became clear that the former Chief Executive Officer and then consultant, Mr. Whittle, needed to be removed from the Company, which was done. This was not an easy task and the result of our actions was a costly lawsuit filed by Mr. Whittle, but we were able to move forward.

The SEC’s complaint charges us (along with certain of the other defendants) with conducting an illegal securities offering in violation of Sections 5(a) and 5(c) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sales to Straight Path Capital, and further charges the other defendants with various other violations of the securities laws. The SEC is seeking injunctions, disgorgement, prejudgment interest, and penalties as well as penny stock bars against all of the individual defendants and an officer-and-director bar against Mr. Whittle.

In connection with the complaint, we have the following responses:

•
Our current management had no knowledge of the alleged fraudulent activities of Mr. Whittle, provided that in the event such allegations are true, Mr. Whittle not only misled the investing public, he also lied to and defrauded us and our management.

•
Mr. Whittle ceased serving as Chief Executive Officer of the Company in May 2010 and ceased having any connection with the Company whatsoever in 2012 when his consulting agreement was terminated.  The Company and Mr. Whittle have also been on the opposite sides of various ongoing litigation matters over the past several years.  The Company itself did not profit from Mr. Whittle’s actions and did not have any knowledge of any improprieties associated with the 2010-2011 sale of securities to Straight Path Capital, provided the Company further had no reason to doubt the statements and representations made by Straight Path Capital in connection with the 2011 securities purchase agreement, until the Company was made aware of the allegations against Mr. Whittle in connection with the SEC’s investigation thereof.  Additionally, the Company initiated a transaction with Straight Path in December of 2010, months before the alleged pump and dump.

•	To date, none of the 6.5 million restricted shares of common stock acquired by Straight Path Capital have been transferred or sold.

•
As noted by the SEC itself in the complaint, the Company released a Form 8-K on May 9, 2011, notifying the investing public regarding potential non-authorized press releases, promotional activities and campaigns and cautioning investors to not purchase securities based on such materials, which helped to decrease our artificially inflated share price, reduce shareholder losses and put an end to the ‘pump and dump’ alleged by the SEC.

•
The SEC has not brought any claims against our current management and the Company’s current management had no knowledge of the alleged fraudulent activities undertaken by Mr. Whittle and the other defendants and none of the Company’s current management was involved in the alleged fraud, or profited from the alleged fraud.

•
The only claim brought against the Company by the SEC in the complaint is for the alleged securities offering in violation of Sections 5(a) and 5(c) of the Securities Act in which the SEC believes the Company wasn’t vigilent enough when it authorized all of the transfers of stock to offshore entities and that the Company participated in the registration violations because Whittle and his coterie were engaged in an unregistered distribution of Company shares.

•	Notwithstanding the claims made by the SEC in the complaint, we can defend and back up the statements made in all press releases we’ve ever put out.

•	The Company has fully complied over the past three years with the SEC’s investigation and has cooperated with all of the SEC’s requests for information and documentation in connection therewith.

For the reasons described above, we plan to vigorously contest the SEC’s allegations against us, which as described above, are unfounded, and plan to defend ourselves and our reputation against the claims made against the Company by the SEC in the complaint.

As discussed above, Mr. Whittle and his associates deceived not only the investing public, but also the Company and its current management, in connection with the illegal and fraudulent activities alleged by the SEC.  The Company does not believe it has undertaken any wrongdoing and is confident that the facts when presented fully and accurately, will prove the same.

Since the events alleged in the complaint, the Company’s current management, through hard work and sheer determination, notwithstanding the alleged activities of Mr. Whittle and his cohorts, has grown the Company from $1,037 of total revenue for the year ended January 31, 2011 to a forecast of $12.5M-$13M for this upcoming fiscal year.  The Company has also entered into agreements with some of the most well respected players in the coffee industry during this period. As stated in the last 10Q filling we believe we have what investors are looking for and have established both domestic and global legs for the brand and will not let the recent allegation hinder our path to continued successful growth.

We have shown that we are a legitimate company with a legitimate business and that we should not be held accountable for the misdeeds of our former management and their associates. We look forward to justice being served against Mr. Whittle and his associates in this matter for our sake and the sake of our stockholders.

- Brent Toevs, Chief Executive Officer”

About Jammin Java Corp., d/b/a Marley Coffee

Jammin Java Corp., d/b/a Marley Coffee is a U.S.-based company that provides premium, artisan roasted coffee to the grocery, retail, online, service, hospitality, office coffee service and big box store industry. Under its exclusive licensing agreement with Fifty-Six Hope Road Music Limited, the Company continues to develop its coffee lines under the ‘Marley Coffee’ brand. The Company is a fully reporting company quoted on the OTCQB market under the symbol "JAMN." For additional information, follow Marley Coffee on Facebook, Twitter and visit MarleyCoffee.com or visit the Investor Relations section at Investor.MarleyCoffee.com.

Media Contact:
Maian Tran
Marley Coffee
303.396.1756
pr@marlycoffee.com

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts"). In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"), including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on our future results. Accordingly, you should not place undue reliance on these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements herein are made as of the date hereof. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the Company. The Company's SEC filings are available at http://www.sec.gov.